UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 13, 2023

Catalyst Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-40893	86-2411762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

235 N. Court Street, Opelousas, Louisiana	70570
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(337) 948-3033

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CLST	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 Other Events

On November 13, 2023, Catalyst Bank (the “Bank”), the wholly-owned subsidiary of Catalyst Bancorp, Inc., announced that Don Ledet has joined the Bank as Chief Risk Officer. Previously, Mr. Ledet served as Executive Vice President and Head of Retail Market Support for First Horizon Bank of Memphis, Tennessee from July 2020 to October 2023. Prior thereto, Mr. Ledet served in several roles for IBERIABANK of Lafayette, Louisiana including Executive Vice President and Director of Retail Support with responsibilities over Retail Operations, Retail Market Support, ATM Delivery, Debit and Credit Card Product Management, and Digital Banking from July 2011 to June 2020.

A copy of the Bank’s press release issued by the Bank on November 13, 2023 announcing Mr. Ledet’s hiring is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

The following exhibits are included herein:

Exhibit Number	Description
99.1	Press Release, dated November 13, 2023
104	Cover Page Interactive Data File. Embedded within the Inline XBRL document.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYST BANCORP, INC.

Date:	November 14, 2023	By:	/s/ Joseph B. Zanco
Joseph B. Zanco
President and Chief Executive Officer

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